UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: APRIL 18, 2012

(Date of earliest event reported)

Commission file number 000-04065

Lancaster Colony Corporation

(Exact name of registrant as specified in its charter)

Ohio	13-1955943
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

37 West Broad Street
Columbus, Ohio	43215
(Address of principal executive offices)	(Zip Code)

614-224-7141

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On April 18, 2012, the Lancaster Colony Corporation (the “Company”) terminated its $160 million existing bank credit agreement (the “Old Credit Agreement”) dated October 5, 2007. The Old Credit Agreement was replaced by a new credit agreement, as described in Item 2.03 below.

Item 2.03 Creation of a Direct Financial Obligation or Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 18, 2012, the Company entered into a new $120 million credit agreement (the “New Credit Agreement”) with the Lenders named in the New Credit Agreement and JPMorgan Chase Bank, N.A. as Administrative Agent.

The material terms of the New Credit Agreement are substantially similar to the terms of the Old Credit Agreement, except with respect to maturity, interest rate margins and fees.

The New Credit Agreement provides that the Company may borrow, for the five-year term of the agreement, on a revolving credit basis, up to a maximum of $120 million at any one time, with potential to expand the total credit availability to $200 million based on consent of the issuing banks and certain other conditions. All outstanding amounts under the New Credit Agreement are due and payable on April 18, 2017. Interest is variable based upon formulas tied to LIBOR or an alternative base rate defined in the New Credit Agreement, at the Company’s option. The Company must also pay facility fees that are tied to its then-applicable consolidated leverage ratio. Loans may be used for general corporate purposes. The Company’s obligations under the New Credit Agreement are not secured.

The New Credit Agreement contains certain restrictive covenants, including limitations on indebtedness, asset sales and acquisitions. There are two principal financial covenants: an interest expense test that requires the Company to maintain an interest coverage ratio not less than 2.5 to 1 at the end of each fiscal quarter; and an indebtedness test that requires the Company to maintain a consolidated leverage ratio not greater than 3 to 1 at all times. The interest coverage ratio is calculated by dividing Consolidated EBIT (as defined more specifically in the New Credit Agreement) by Consolidated Interest Expense (as defined more specifically in the New Credit Agreement), and the leverage ratio is calculated by dividing Consolidated Debt (as defined more specifically in the New Credit Agreement) by Consolidated EBITDA (as defined more specifically in the New Credit Agreement).

At April 20, 2012, there were no borrowings outstanding under the New Credit Agreement.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.1 and attached hereto.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits:

10.1	Credit Agreement dated as of April 18, 2012 among Lancaster Colony Corporation, the Lenders and JPMorgan Chase Bank, N.A. as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANCASTER COLONY CORPORATION (Registrant)

Date: April 23, 2012	By:	/s/ JOHN L. BOYLAN
John L. Boylan
Treasurer, Vice President, Assistant Secretary and Chief Financial Officer (Principal Financial and Accounting Officer)

INDEX TO EXHIBITS

Exhibit Number	Description	Located at

10.1	Credit Agreement dated as of April 18, 2012 among Lancaster Colony Corporation, the Lenders and JPMorgan Chase Bank, N.A. as Administrative Agent	Filed herewith